                                                                    Exhibit 11.1


                             EDISON SCHOOLS, INC.
               COMPUTATION OF PRO FORMA EARNINGS (LOSS) PER SHARE
                (dollars in thousands, except per share amounts)


                                               For the nine months ended         For the nine months ended
                                                    March 31, 1999                    March 31, 2000
                                               -------------------------         -------------------------

Net (loss)                                                 $  (20,161)               $   (27,851)
                                                           ----------                ------------

Common stock outstanding at:
  July 1, 1998, Class A                                    22,348,350                 28,186,763

  July 1, 1998, Class B                                     2,483,150                  3,131,852


Add:

Class A Common                                              2,227,392                  6,710,314

Class B Common                                                247,488                    343,227
                                                           ----------                 ----------

Pro forma weighted average number of shares
  outstanding, assuming conversion of
  convertible preferred existing during the
  period                                                   27,306,380                 38,372,066
                                                           ==========                ===========

Pro forma net loss per share                               $    (0.74)               $    (0.73)
                                                           ==========                ==========






              COMPUTATIONS OF PRO FORMA WEIGHTED AVERAGE SHARES OUTSTANDING
                        FROM JULY 1, 1998 TO MARCH 31, 1999



                                                           Common
                                                            Stock                                                        Common
                                    Date                 Equivalents          Class A           Class B                   Stock
No. of Shares Issued               Issued                     %               Common            Common                Equivalents
--------------------               ------                ------------         ---------         ----------             -----------
 49,663,000              Class A Common shares
                         outstanding @ July 1, 1998          100%             22,348,350                                 22,348,350

 49,663,000              Class B Common shares
                         outstanding @ July 1, 1998          100%                                2,483,150                2,483,150

  4,271,352              Issued from conversion of
                         Series D Preferred Stock--
                         8/27/98*                           79.6%              1,529,269           169,919                1,699,188

  3,945,224              Issued from conversion of
                         Series D Preferred Stock--
                         12/14/98*                          39.3%                698,123            77,569                  775,692
------------                                                                                                            -----------
107,542,576                                                                                                              27,306,380
===========                                                                                                             ===========




         COMPUTATIONS OF PRO FORMA WEIGHTED AVERAGE SHARES OUTSTANDING
                        FROM JULY 1, 1999 TO MARCH 31, 2000


                                                           Common
                                                            Stock                                                        Common
                                    Date                 Equivalents          Class A           Class B                   Stock
No. of Shares Issued               Issued                     %               Common            Common                 Equivalents
--------------------               ------                ------------         ---------         ---------              -----------
 62,637,052              Class A Common shares
                         outstanding @ July 1, 1999          100%            28,186,673                                  28,186,673

 62,637,052              Class B Common shares
                         outstanding @ July 1, 1999          100%                                3,131,852                3,131,852

  4,878,048              Issued from conversion of          96.7%              2,123,281           235,921                2,359,202
                         Series F Preferred Stock--
                         7/9/99*

  1,909,190              Issued from conversion of          90.5%                777,908            86,434                  864,342
                         Series F Preferred Stock--
                         7/26/99*

 13,600,000              Issued in initial public           49.5%              3,362,909                --                3,362,909
                         offering--11/15/99

  1,450,000              Issued in connection with          49.5%                325,064            36,118                  361,182
                         exercise of stock options--
                         11/15/99

    495,864              Issued in connection with          38.5%                 95,567                --                   95,567
                         exercise of warrants--
                         12/15/99

         --              Conversion of shares from                                13,469           (13,469)                      --
                         Class B to Class A--
                         1/7/00

     35,000              Issued in connection with          27.6%                  4,836                --                    4,836
                         exercise of warrants--
                         1/14/00


     16,500              Issued in connection with
                         exercise of stock options--
                         2/11/00                            17.5%                  1,440                --                    1,440

     30,000              Issued in connection with
                         exercise of stock options--
                         3/3/00                              9.8%                  1,473                --                    1,473

     47,520              Issued in connection with
                         exercise of warrants--
                         3/4/00                              9.5%                  2,246                --                    2,246

         --              Conversion of Shares
                         from Class B to Class A--
                         3/21/00                                                   1,777            (1,777)                      --

     94,504              Issued in connection with           0.7%                    344                --                      344
                         exercise of warrants--
                         3/29/00
-----------                                                                                                              ----------
147,830,730                                                                                                              36,372,066
===========                                                                                                              ==========



* Under the if-converted method, all issuances of Convertible Preferred Stock are treated as outstanding from the beginning of the period, or, at time of issuance, if later.